EXHIBIT 23.1

Consent of Independent Auditor

We consent to the incorporation by reference of our report dated August 8, 2008, relating to our audit of the consolidated financial statements of Staubach Holdings, Inc. as of and for the nine months ended March 31, 2008 included in this Current Report on Form 8-K/A of Jones Lang LaSalle Incorporated filed on August 15, 2008, into Jones Lang LaSalle Incorporated’s previously filed Registration Statement on Forms S-8 (Nos. 333-110366, 333-117024, 333-42193 and 333-73860) and Form S-3 (No. 333-70969).

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Dallas, Texas
August 15, 2008